UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2024 (June 18, 2024)

KYMERA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39460	81-2992166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kymera Therapeutics, Inc.

500 North Beacon Street, 4th Floor
Watertown, Massachusetts 02472
(Address of principal executive offices, including zip code)

(857) 285-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	KYMR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On June 18, 2024, Joanna Horobin, M.B., Ch.B. a member of the Board of Directors (the “Board”) of Kymera Therapeutics, Inc. (the “Company”) and the Audit Committee of the Board (the “Audit Committee”) and Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), notified the Company of her resignation from the Board and all committees thereof, effective immediately. Dr. Horobin’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Dr. Horobin for her years of service as a director.

On June 18, 2024, in connection with Dr. Horobin’s resignation, and upon recommendation by the Nominating and Corporate Governance Committee, the Board appointed Jeffrey Albers, J.D., MBA, to the Audit Committee. The Audit Committee now consists of Elena Ridloff, CFA, Pamela Esposito, Ph.D. and Jeffrey Albers, J.D., MBA. The Nominating and Corporate Governance Committee now consists of Leigh Morgan, Pamela Esposito, Ph.D., and Gorjan Hrustanovic, Ph.D.

Amendment to Stock Option and Incentive Plan

On June 18, 2024, at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”), the shareholders of the Company approved an amendment to the Kymera Therapeutics, Inc. 2020 Stock Option and Incentive Plan (the “Plan”) to amend the evergreen provision to provide that any of the Company’s outstanding pre-funded warrants shall be added to the total number of shares of common stock that are issued and outstanding as of each December 31 to which the evergreen formula will be applied for purposes of calculating the annual increase, as further described in the Company’s 2024 Proxy Statement.

The amendment to the Plan was previously approved, subject to shareholder approval, by the board of directors of the Company. The summary of the amendment to the Plan contained herein is qualified in its entirety by the full text of the amendment to the Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 18, 2024, the Company held its Annual Meeting. At the Annual Meeting, the Company’s shareholders considered and voted on the four proposals set forth below, each of which is described in greater detail in the Company’s Proxy Statement, filed with the Securities and Exchange Commission on April 24, 2024. The final voting results are set forth below.

Proposal 1 – Election of Class I Director Nominees

The shareholders of the Company elected Pamela Esposito, Ph.D., Gorjan Hrustanovic, Ph.D. and Victor Sandor, M.D.C.M. as Class I directors of the Company, for a three-year term ending at the annual meeting of shareholders to be held in 2027 and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal. The results of the shareholders’ vote with respect to the election of the Class I directors were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Pamela Esposito, Ph.D.	49,219,482	6,587,819	1,855,694
Gorjan Hrustanovic, Ph.D.	48,998,105	6,809,196	1,855,694
Victor Sandor, M.D.C.M.	51,424,753	4,382,548	1,855,694

Proposal 2 – Non-Binding, Advisory Vote on Compensation of the Company’s Named Executive Officers

The shareholders of the Company approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers. The results of the shareholders’ non-binding, advisory vote with respect to such approval were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
54,201,734	1,599,511	6,056	1,855,694

Proposal 3 – Ratification of Appointment of the Company’s Independent Registered Public Accounting Firm

The shareholders of the Company ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The results of the shareholders’ vote with respect to such ratification were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
57,657,124	4,271	1,600	—

Proposal 4 – Approval of Amendment No. 1 to the Kymera Therapeutics, Inc. 2020 Stock Option and Incentive Plan

The shareholders of the Company approved the amendment to the Kymera Therapeutics, Inc. 2020 Stock Option and Incentive Plan to amend the evergreen provision to provide that any of the Company’s outstanding pre-funded warrants shall be added to the total number of shares of common stock that are issued and outstanding as of each December 31 to which the evergreen formula will be applied for purposes of calculating the annual increase. The results of the shareholders’ vote with respect to such ratification were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
30,565,165	25,232,934	9,202	1,855,694

No other matters were submitted to or voted on by the Company’s shareholders at the Annual Meeting.

Item 9.01.	Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to the 2020 Stock Option and Incentive Plan

10.2	2020 Stock Option and Incentive Plan, and form of award agreements thereunder (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-240264) filed with the Securities and Exchange Commission on August 17, 2020).

104	Cover Page Interactive Data

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kymera Therapeutics, Inc.

Date: June 20, 2024	By:	/s/ Nello Mainolfi
Nello Mainolfi, Ph.D.
President and Chief Executive Officer